EXHIBIT 10.2
                                                                    ------------

                              EMPLOYMENT AGREEMENT
                              --------------------

         EMPLOYMENT AGREEMENT (the "Agreement") dated September 21, 2006 by and between Genotec Acquisition Corporation ("Genotec" or the "Company"), a New Jersey corporation with an address at 5 Regent Street, Livingston, NJ 07039 (the "Company"), and George Kontonotas, an individual having an office at 450 Commack Road Deer Park, NY 11729 (the "Employee" or "Kontonotas").

                               W I T N E S S E T H
                               -------------------

         WHEREAS, the Company, Genotec Nutritionals, Inc., a Delaware corporation ("Seller"), George Kontonotas, an individual ("Kontonotas" or "Employee"), Joseph Freedman, an individual ("Freedman"), Susan Blancato, an individual ("Blancato"), (Kontonotas, Freedman, and Blancato shall be collectively referred to herein as the "Shareholders"), MM(2) Group, Inc. , a New Jersey corporation ("MM2") entered into an Asset Purchase Agreement dated September 21, 2006 (the "Asset Purchase Agreement"); and

         WHEREAS, the Company desires that Employee be employed by it and render services to it, and Employee is willing to be so employed and to render such services to the Company, all on the terms and subject to the conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       EMPLOYMENT
         ----------

         Subject to and upon the terms and conditions contained in this Agreement, the Company hereby employs Employee, for the period set forth in Paragraph 2 (subject to the terms and conditions of this Agreement), to render the services to the Company, its affiliates and/or subsidiaries described in Paragraph 3.

2.       TERM
         ----

         Employee's term of employment under this Agreement shall commence on September 21, 2006 (the "Commencement Date") and shall continue for a period terminating on September 30, 2009 (the "Expiration Date"), unless earlier terminated under the terms and conditions herein (the "Employment Term").

3.       DUTIES
         ------

               (a) The Employee agrees that he will serve the Company on a full-time basis faithfully and to the best of his ability as President of the Company, subject to the general supervision of the Board of Directors of the Company. Employee shall be based in the Company's offices in Deer Park, New York.

               (b) The Employee's duties are subject to change, as determined by the Company's Board of Directors. The Employee's primary areas of responsibility include, but are not limited to profit and loss responsibility of the Company

               (c) Employee agrees to abide by all By-Laws and policies of the Company, as promulgated from time-to-time by the Company.

               (d) Employee will serve as a member of the Company's Management Committee or as otherwise directed by the Chief Executive Officer of the Company.

4.       EXCLUSIVE-SERVICES AND BEST EFFORTS
         -----------------------------------

         Employee shall devote his entire working time, attention, best efforts and ability exclusively to the service of the Company, its affiliates and subsidiaries during the term of this Agreement. Deviations from this shall require written approval by the Chief Executive Officer or the Company's Board of Directors. Employee will be permitted to provide limited management services to the business of CardioCeuticals LLC only through September 30, 2006. Employee will, however, be permitted to engage on a limited basis in the business of brokering raw materials, bulk commodities and ingredients for the benefit of third parties (the "Brokerage Business"). The Employee will be permitted to participate in the management of the Brokerage Business so long as the following conditions are met: (i) the Employee's management participation in the Brokerage Business takes no more than ten percent (10%) of his time during normal business hours, (ii) the Brokerage Business shall not compete in any way with the business of the Company and (iii) the Brokerage Business shall be operated solely thru Genotec Brokerage Corp., a New Jersey corporation ("Genotec Brokerage"), a wholly owned subsidiary of MM(2) Group, Inc. For those transactions of the Brokerage Business which require neither the utilization of the Genotec Brokerage's facilities nor its financial capabilities, Employee will receive a commission equal to 100% of the net profit generated on that transaction. Notwithstanding anything to the contrary: (i) for those customers of the Brokerage Business listed on Schedule 4.1 herein, the Company shall receive five percent (5%) of the gross commissions payable to the Employee and for those customers of the Brokerage Business not listed on Schedule 4.1 herein, the Company shall receive fifty percent (50%) of the commissions payable to the Employee (both commissions collectively referred to as the "Company's Commissions"). In the event that a particular brokerage transaction requires the utilization of the Genotec Brokerage's finances or facilities, Genotec Brokerage will be entitled to compensation for its participation. Such participation shall be negotiated and documented by and between the Board of Directors of the Company and the Employee prior to the transaction being entered into. The net profit on any such transaction shall be paid to Employee in the form of a commission, payable within thirty (30) days after Genotec Brokerage has received actual payment from the third parties involved in the transaction and Genotec Brokerage net of the Company's Commissions and/or has further received its payment for its participation in the transaction.

5.       COMPENSATION
         ------------

               (a) Base Salary. On the Commencement Date and for the next twelve
(12) months following the Commencement Date, the Employee shall receive an annual salary, payable bi-weekly, in the amount of One Hundred Thousand Dollars ($100,000), subject to all required federal, state and local payroll deductions. The Employee's base salary shall be increased on each anniversary of the Commencement Date as deemed appropriate by the Chief Executive Officer with the approval of the Board of Directors of the Company.

               (b) Additional Compensation. Following the first anniversary of the Commencement Date, the Employee may be paid a bonus as set forth in Attachment A herein.

               (c) Stock Options. The Employee shall participate in the Company's Incentive Stock Option Plan at the sole discretion of the Board of Directors of the Company.

6.       BUSINESS EXPENSES
         -----------------

         Employee shall be reimbursed for only those business expenses incurred by him (a) which are reasonable and necessary for Employee to perform his duties under this Agreement in accordance with policies established from time-to-time by the Company, and (b) for which Employee has submitted vouchers and/or receipts.

7.       EMPLOYEE BENEFITS, VACATIONS, PERSONAL DAYS
         -------------------------------------------

During the term of this Agreement:

               (a) The Employee shall participate in the Company's health insurance program covering himself and his immediate family at no cost to the Employee.

               (c) The Employee shall be entitled to four (4) weeks of vacation, sick and/or personal days per annum during the Employment Term beginning on the Commencement Date, to be planned and taken (where possible) at such times as may be mutually agreed upon by the Chief Executive Officer of the Company and the Employee. Vacation may not be carried over from one calendar to the next. Any vacation earned and not used in the calendar year in which it is earned will be lost. The Employee shall also be entitled to have off all published holidays of the Company, as announced on December 31st of each year for the following calendar year. During the term of this Agreement:


8.       DEATH AND DISABILITY
         --------------------

               (a) The Employment Term shall terminate on the date of Employee's death, in which event Employee's base salary payable pursuant to Paragraph 5 through the last day of the month in which the Employee's death did occur shall be paid to his estate. Employee's estate will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 9(a).

               (b) If during the Employment Term, Employee, because of physical or mental illness or incapacity, shall become substantially unable to perform the duties and services required of him under this Agreement for a period of sixty (60) consecutive days or one hundred twenty (120) days in the aggregate, the Company may, upon at least ten (10) days' prior written notice given at any time after the expiration of such 60 or 120-day period, as the case may be, provide Employee with a written notice of its intention to terminate this Agreement as of such date as may be set forth in the notice. In case of such termination, Employee shall be entitled to receive his salary payable pursuant to Paragraph 5, through the date of termination. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 9(b).

9.       TERMINATION
         -----------


               (a) The Company may terminate the employment of Employee "FOR CAUSE" during the Employment Term. Upon such termination, except as set forth herein, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Employee the unpaid prorated base salary pursuant to Paragraph 5 earned or accrued up through the day on which Employee is terminated.

               (b) As used herein, the term "FOR CAUSE" shall mean:

                    (i) any material breach of this Agreement by Employee that, in the case of a breach that may be cured or remedied, is not cured or remedied to the reasonable satisfaction of the Company within 30 days after written notice is given by the Company to Employee, setting forth in reasonable detail the nature of such breach;

                    (ii) Employee's failure to perform his duties and services hereunder to the reasonable satisfaction of the Chief Executive Officer or the Board of Directors of the Company that, in the case of any such failure that may be cured or remedied, is not cured or remedied to the reasonable satisfaction of the Company within 30 days after notice is given by the Company to Employee, setting forth in reasonable detail the nature of such failure;

                    (iii) any material act, or material failure to act, by Employee in bad faith and to the material detriment of the Company; or

                    (iv) commission by Employee of a material act involving moral turpitude, dishonesty, unethical business conduct, or any other conduct which significantly impairs the reputation of the Company, its subsidiaries or affiliates.

                    (v) the conviction of the Employee of a felony, including the plea of nolo contendre.

                  (c) The Employee may terminate this Agreement if MM2 fails to contribute the Additional Investment as set forth in Section 6.3(a) of the Asset Purchase

Agreement within eighteen (18) months from the Closing Date of the Asset Purchase Agreement.

10.      DISCLOSURE OF INFORMATION AND RESTRICTIVE COVENANT
         --------------------------------------------------

               (a) The Employee acknowledges that the Employee has been informed that it is the policy of the Company to maintain as secret and confidential all information

                    (i) relating to the products, processes, designs and/or systems used by the Company and its Affiliates and

                    (ii) relating to the customers and employees of the Company and its Affiliates. Confidential information and trade secrets include, but are not limited to, customer and client lists, price lists, marketing and sales strategies and procedures, operational and equipment techniques, business plans and systems, quality control procedures and systems, special projects and technological research, including projects, research and reports for any entity or client or any project, research, report or the like concerning sales or manufacturing or new technology, employee compensation plans and any other information relating thereto, and any other records, files, drawings, inventions, discoveries, applications or processes which are not in the public domain (all the foregoing shall be referred to herein as the "Confidential Information"). The Employee further acknowledges that such Confidential Information is of great value to the Company.

         For purposes of this Agreement, "Affiliates" means any person or entity or group of persons or entities acting together that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

         The parties recognize that the services to be performed by the Employee are special and unique, and that by reason of his employment by the Company, the Employee has and will acquire Confidential Information as stated above. The parties confirm that it is reasonably necessary to protect the Company's (and its Affiliates') goodwill, and accordingly the Employee does agree that the Employee shall not and will not directly or indirectly (except where authorized by the Board of Directors of the Company for the benefit of the Company or agreed in writing by the Company and the Employee):

                    A. At any time during his employment by the Company or after the Employee ceases to be employed by the Company, divulge to any persons, firms or corporations, other than the Company (hereinafter referred to collectively as "third parties"), or use or allow or cause or authorize any third parties to use, any such confidential information; and

                    B. At any time during his employment by the Company and for a period of twenty four (24) months after the Employee ceases to be employed by the Company, solicit or cause or authorize directly or indirectly to be solicited, for or on behalf of the Employee or third parties, in connection with any Competitive Activity within two (2) years prior to the cessation of his employment hereunder, customers of the Company or its affiliates; and

                    C. At any time during his employment by the Company and for a period of twenty four (24) months after the Employee ceases to be employed by the Company, accept or cause or authorize directly or indirectly to be accepted, for or on behalf of the Employee or third parties, any business in connection with any Competitive Activity from any such customers of the Company or its affiliates; and

                    D. At any time during his employment by the Company and for a period of twenty four (24) months after the Employee ceases to be employed by the Company, solicit or cause or authorize directly or indirectly to be solicited for employment, for or on behalf of the Employee or third parties, any persons (excluding any individuals residing in the same immediate primary residence as the Employee, and/or the Employee's immediate family) who were at any time within one year prior to the cessation of his employment hereunder, employees of the Company or its affiliates; and

                    E. At any time during his employment by the Company and for a period of twenty four (24) months after the Employee ceases to be employed by the Company, employ or cause or authorize directly or indirectly to be employed, for or on behalf of the Employee or third parties, any such employees of the Company or its affiliates.

                    F. Notwithstanding anything to the contrary, the Employee will be permitted to provide limited management services to the business of CardioCeuticals LLC only through September 30, 2006.

               (b) The Employee agrees that, upon the expiration of his employment by the Company for any reason, the Employee shall forthwith deliver up to the Company any and all records, drawings, notebooks, keys and other documents and material, and copies thereof in his possession or under his control which is the property of the Company or which relate to any confidential information or any discoveries of the Company.

               (c) The Employee agrees that any breach or threatened breach by the Employee of any provision of Paragraphs 10 and 11 shall entitle the Company, in addition to any other legal remedies available to it, to enjoin such breach or threatened breach through any court of competent jurisdiction. The parties understand and intend that each restriction agreed to by the Employee herein above shall be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part, of any restriction will not affect the enforceability of the remaining restrictions, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant.

               (d) For the purposes of this Section, the term "Company" shall mean and include any and all subsidiaries, parents and affiliated corporations of the Company in existence from time to time, for which the Company has operational control.

               (e) Employee will not induce or persuade other employees of the Company to join him in any activity prohibited by Paragraph 10 or 11.

               (f) This Paragraph 10 and Paragraphs 11, 12, 13, 14, 19 and 20 shall survive the expiration or termination of the Agreement for any reason, except Paragraph 10.B, 10.C, 10.D and 10.E shall terminate upon: (i) the Employee's resignation and MM2 failing to contribute the Additional Investment as set forth in Section 6.3(a) of the Asset Purchase Agreement within eighteen
(18) months from the Closing Date of the Asset Purchase Agreement or (ii) the Company failing to pay the Employee his Base Salary and/or commissions on a timely basis or (iii) the wrongful termination of the Employee by the Company as determined by a court of competent jurisdiction.

               (g) It is expressly agreed by Employee that the nature and scope of each of the provisions set forth in Paragraphs 10 and 11 are reasonable and necessary. If, for any reason, any aspect of these provisions as they apply to Employee is determined by a court of competent jurisdiction to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. Employee acknowledges and agrees that his services are of a unique character and expressly grants to the Company or any subsidiary, successor or assignee of the Company, the right to enforce the provisions above through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

               (h) Notwithstanding anything to the contrary, the Employee may continue to conduct and operate his Brokerage Business with those clients and/or customers of the Seller that were also clients and/or customers of the Brokerage Business prior to the Closing Date of the Asset Purchase Agreement.

               (i) For purposes of this Section 10, "Competitive Activity" shall mean any activity relating to, in respect of or in connection with, directly or indirectly, any and all products that the Seller offered to its customers or anticipated to offer to its customers immediately prior to the Closing Date of the Asset Purchase Agreement or two (2) years prior to the Employee's employment terminated, except: (i) for the Brokerage Business conducted by Kontonotas prior to the Closing date and (ii) the business of CardioCeuticals LLC and [the mail order business] only through September 30, 2006.

11.      COMPANY PROPERTY
         ----------------

               (a) Any products, patents, inventions, discoveries, applications, processes or designs, devised, planned, applied, created, discovered or invented by Employee in the course of Employee's employment under this Agreement and which pertain to any aspect of the Company's or its respective subsidiaries' or affiliates' businesses shall be the sole and absolute property of the Company, and Employee shall make prompt report thereof to the Company and promptly execute any and all documents reasonably requested to assure the Company the full and complete ownership thereof.

               (b) All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Company's business which

Employee shall prepare or receive from the Company shall remain the Company's sole and exclusive property. Upon the expiration of this Agreement, or, if earlier, upon demand by the Company, Employee shall promptly return to the Company all property of the Company in his possession. Employee further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company. Employee covenants that, upon termination of his employment with the Company, he will not retain in his possession any such software, documents or other materials.

12.      REMEDY
         ------

         It is mutually understood and agreed that Employee's services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by Employee, including, but not limited to, the breach of the non-disclosure, non-solicitation and non-compete clauses under Paragraphs 10 and 11 hereof, the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to damages the Company may be entitled to recover. Nothing herein shall be deemed to restrict any remedy available to Employee for breach of the Agreement by the Company.

13.      REPRESENTATIONS AND WARRANTIES OF EMPLOYEE AND THE COMPANY
         ----------------------------------------------------------

               (a) In order to induce the Company to enter into this Agreement, Employee hereby represents and warrants to the Company as follows: (i) Employee has the legal capacity and unrestricted right to execute and deliver this Agreement once to perform all of his obligations hereunder: (ii) the execution and delivery of this Agreement by Employee and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which Employee is a party or by which he is or may be bound or subject; and
(iii) Employee is not a party to any instrument, agreement, document, arrangement or other understanding with any person (other than the Company) requiring or restricting the use or disclosure of any Confidential Information or the provision of any employment, consulting or other services.

               (b) The Company hereby represents and warrants to Employee, as follows: (i) the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate action of the Company; and (ii) this Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally.

14.      NOTICES
         -------

         All notices given hereunder shall be in writing and shall be deemed upon delivery or attempted delivery, if sent by registered or certified mail, return receipt requested, or via overnight courier addressed to Employee at his address set forth on the first page of this Agreement, or to the Company at its address set forth on the first page of this Agreement, Attention: Chief Executive Officer, with a copy to Meritz & Muenz LLP, 2021 O Street, NW, Washington, DC 20036, Attention: Lawrence A. Muenz, or at such address as such party shall have designated by a notice given in accordance with this Paragraph 14, or when actually received by the party for whom intended, if sent by any other means..

15.      ENTIRE AGREEMENT
         ----------------

         This Agreement constitutes the entire understanding of the parties with respect to its subject matter and no change, alteration or modification hereof may be made except in writing signed by the parties hereto. Any prior or other agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect.

16.      SEVERABILITY
         ------------

         If any provision of this Agreement shall be unenforceable under any applicable law, then notwithstanding such unenforceability, the remainder of this Agreement shall continue in full force and effect.

17.      WAIVERS, MODIFICATIONS, ETC.
         ----------------------------

         No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

18.      ASSIGNMENT
         ----------

         Neither this Agreement, nor any of Employee's rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors and assigns. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof.

19.      APPLICABLE LAW
         --------------

         This Agreement shall be deemed to have been made, drafted, negotiated and the transactions contemplated hereby consummated and fully performed in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event any provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

20.      JURISDICTION AND VENUE
         ----------------------

         It is hereby irrevocably agreed that all actions, suits or proceedings between the Company and Employee arising out of, in connection with or relating to this Agreement shall be exclusively heard and determined in, and the parties do hereby irrevocably submit to the exclusive jurisdiction of the Supreme Court of New York in Suffolk County, New York or the Federal District Court in the district in which the Company's principal offices are located. The parties also agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereby unconditionally waive any objection which either of them may now or hereafter have to the venue of any such action, suit or proceeding brought in any of the aforesaid courts, and waive any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.


21.      FULL UNDERSTANDING
         ------------------

         Employee represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, that to the extent, if any, that he desired, he availed himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement. that his willingness to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document which is that it constitutes an agreement of employment.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENOTEC ACQUISITION CORPORATION             GEORGE KONTONOTAS



By:                                         By:
   ---------------------------                 -------------------------
     Mark Meller
     Chairman of the Board and
     Chief Executive Officer


GENOTEC BROKERAGE CORP.
[limited to Paragraph 4 only]

By:
   ---------------------------
     Mark Meller
     Chairman of the Board and
     Chief Executive Officer

                                                                    ATTACHMENT A

An annual cash bonus will be paid to the Employee based upon the gross profit of the Company. The amount paid in the aggregate to the Chief Executive Officer, Vice President-Product Development, and Vice President - Administration, as a group, will be based on the gross profit of the Company. The formula for such bonus shall be as follows:

Year                                    Bonus
--------------------------------------------------------------------------------
Balance of 2006                         3% of gross profit in excess of $375,000

2007                                    3% of gross profit in excess of $400,000

2008                                    3% of gross profit in excess of $450,000

Balance of 2009 (through
  September 30, 2009)                   3% of gross income in excess of $500,000

In the event that Employee's contract is not renewed subsequent to the Expiration Date, Employee shall be entitled to a payment equal to 3% of the gross profit generated during the twelve (12) month period following the Expiration Date. This shall be a one-time payment, payable at the Company's discretion in either cash and/or stock.

Payment of the bonus will be made at such time that the Company has sufficient cash reserves to make such payment. It is expressly understood that MM2 will not provide funds to the Company for the purpose of paying these bonuses.

The annual bonus pool as noted above shall be paid 49% to George Kontonotas, 32% to Joseph Freedman, and 19% to Susan Blancato.

In addition, the Chief Executive Officer, Vice President-Product Development, and Vice President - Administration, as a group, shall receive an additional cash bonus equal to fifteen percent (15%) of the annual income, in excess of $30,000, earned from the sales of Misoprostol and the "pain management patch', FDA approved, manufactured by Lavipharm Laboratories, Inc. This commission shall be paid for a period of ten 910) years from the date hereof. This additional annual cash bonus shall be paid 49% to George Kontonotas, 32% to Joseph Freedman, and 19% to Susan Blancato.